           As filed with the Securities and Exchange Commission on July 13, 1999
                                                      Registration No. 333-76415
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                                 GOTO.COM, INC.
             (Exact name of Registrant as specified in its charter)



                Delaware                                       95-4652060
        (State of incorporation)                            (I.R.S. Employer
                                                          Identification No.)


                              140 West Union Street
                           Pasadena, California 91103
                    (Address of Principal Executive Offices)


                                 1998 Stock Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the Plans)


                                Jeffrey S. Brewer
                             Chief Executive Officer
                                 GOTO.COM, INC.
                              140 West Union Street
                           Pasadena, California 91103
                                 (626) 685-5600
            (Name, address and telephone number of agent for service)


                                   Copies to:

                                Martin W. Korman
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304


================================================================================

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                                                         PROPOSED
                                                                       MAXIMUM           MAXIMUM             AMOUNT
                                                    AMOUNT            OFFERING          AGGREGATE              OF
      TITLE OF EACH CLASS OF SECURITIES              TO BE              PRICE            OFFERING         REGISTRATION
              TO BE REGISTERED                    REGISTERED           PER UNIT           PRICE               FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1998 Stock Plan        7,404,834          $ 2.07(1)        $ 15,328,006        $ 4,261.19
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1998 Stock Plan        1,095,166           48.4375(2)        53,047,103         14,747.09
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under 1999 Employee          2,000,000           41.1719(3)        82,343,800         22,891.58
Stock Purchase Plan
--------------------------------------------------------------------------------------------------------------------------
Total                                             10,500,000                           $150,718,909        $41,899.86
==========================================================================================================================

(1) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the weighted average per share price (rounded to the nearest cent) of options granted under the referenced plan, the shares issuable under which are registered hereby.

(2)   Computed in accordance with Rule 457(c).

(3) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon the price computed in accordance with Rule 457(c), multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

                              --------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

                  (a) The Registrant's prospectus filed pursuant to Rule 424(b) on or about June 18, 1999.

                  (b) The description of common stock contained in Registrant's Registration Statement on Form 8-A (Registration No. 000-26365) filed on June 15, 1999 under the Securities Exchange Act of 1934, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Certain investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, as well as certain individual attorneys of such firm, beneficially own shares of GoTo.com's common stock.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

         The Registrant currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements,



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

among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following Exhibits are filed as a part of this Registration
Statement:

           5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati

           23.1     Consent of Ernst & Young LLP, Independent Auditors

           23.2     Consent of Wilson, Sonsini, Goodrich & Rosati (see Exhibit
                    5.1).

           24.1     Power of Attorney (see page II-4)

           10.3*    1998 Stock Plan and forms of option agreements thereunder

           10.4* 1999 Employee Stock Purchase Plan and form of agreement thereunder

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.



--------

* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-76415).

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 12th day of July, 1999.

                                             GOTO.COM, INC.

                                             By:  /s/ Jeffrey S. Brewer
                                                  ------------------------------
                                                  Jeffrey S. Brewer
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         Each Director and/or officer of the Registrant whose signature appears below hereby appoints Jeffrey S. Brewer and Todd Tappin and each of them severally, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated:

             SIGNATURE                                    TITLE                           DATE
          ---------------                         ----------------------               -------------
/s/ Jeffrey S. Brewer                      Chief Executive Officer and Director        July 12, 1999
-----------------------------------        (Principal Executive Officer
Jeffrey S. Brewer

/s/ Todd Tappin                            Chief Financial Officer (Principal          July 12, 1999
-----------------------------------        Financial Officer)
Todd Tappin

/s/ Alan Colner                            Director                                    July 12, 1999
-----------------------------------
Alan Colner

/s/ Timothy Draper                         Director                                    July 12, 1999
-----------------------------------
Timothy Draper

/s/ William Elkus                          Director                                    July 12, 1999
-----------------------------------
William Elkus

/s/ William Gross                          Director                                    July 12, 1999
-----------------------------------
William Gross

/s/ Robert M. Kavner                       Director                                    July 12, 1999
-----------------------------------
Robert M. Kavner

/s/ Linda Fayne Levinson                   Director                                    July 12, 1999
-----------------------------------
Linda Fayne Levinson



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